UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Non-Reliance on Previously Issued Financial Statements or a Related AuditReport or Completed Interim Review.

On April 13, 2010, the Audit Committee of the Board of Directors of China Broadband, Inc. (the “Company”), after consultation with and upon recommendation from management of the Company, concluded the Company’s previously issued unaudited financial statements for the three months ended March 31, 2009, June 30, 2009 and September 30, 2009 included in its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2009, August 19, 2009 and November 23, 2009, respectively, should no longer be relied upon and that disclosure should be made and action should be taken to prevent future reliance. The Company will restate its financial statements for the three months ended March 31, 2009 and the three and six months ended June 30, 2009 and the three and nine months ended September 30, 2009 due to issues raised by its auditor, UHY LLP. (“UHY”) regarding the accounting treatment of certain “down round” provisions of certain Warrants previously issued to investors in the Company’s January 2008 private placement (the “Private Placement”).

During the audit process for the Company’s 2009 financial statements, UHY inquired as to the Company’s accounting treatment as of January 1, 2009 for warrants issued in the Private Placement which include anti-dilution provisions for adjustment of the exercise price in the event additional shares of common stock or securities convertible into common stock at a price less than $0.60 per share with respect per share (also referred to as down-round provisions).  The question was raised in light of EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (FASB ASC 815-40-15-5) (“ASC 815”) effective as of January 1, 2009, which outlines new guidance for being indexed to an entity’s own stock and the resulting liability or equity classification based on that conclusion.  Down-round provisions reduce the exercise price of a warrant or convertible instrument if a company either issues new warrants or convertible instruments that have a lower exercise price.

We have performed a complete assessment of our warrants and concluded that the warrants issued in the Private Placement are within the scope of ASC 815 due to the down-round provisions included in the terms of the agreements.  Accordingly, ASC 815 should have been adopted as of January 1, 2009 by classifying the warrant as a liability measured at fair value with changes in fair value recognized in earnings each reporting and recording a cumulative-effect adjustment to the opening balance of retained earnings.  We have calculated the fair value of the warrants at the date of adoption as well as the March 31, 200, June 30, 2009 and September 30, 2009 reporting periods utilizing a Black-Scholes-Merton stock option valuation model.  Based on our calculations and assessment of the materiality, we have concluded that our previously filed Form 10-Qs for the March 31, 2009, June 30, 2009 and September 30, 2009 periods require restatement and amended Form 10-Qs will be filed.

The Board of Directors has authorized and directed that the officers of the Company take the appropriate and necessary actions to restate the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: April 15, 2010	By:	/s/Marc Urbach
President